EXHIBIT 4.1




                               RULES OF THE

                          EMPLOYEE STOCK PURCHASE PLAN

                                       OF

                          ST. LAURENT PAPERBOARD CORP.










Adopted June 5, 1995
Amended November 8, 1995 (sections 1.10 and 3.1 first paragraph) Amended May 6, 1998 (section 6)


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1.  DEFINITIONS

      The following terms shall have the following meanings, except as otherwise indicated:

      1.1 "Affiliate" means any affiliate of the Corporation which is not a Subsidiary.

      1.2 "Available Subscription" shall mean in respect of any Member or former Member, the contributions accumulated and paid over to the Trustee for the account of the Member or former Member during the relevant Subscription Period and not yet invested in Shares by the Trustee for and on behalf of the Member or former Member.

      1.3 "Base Salary" means the Employee's normal rate of pay on an annualized basis, excluding bonuses, premiums, travelling expenses, pay for overtime and other benefits or forms of compensation.

      1.4 "Board of Directors" means the Corporation's Board of Directors or any authorized committee thereof as the same may be constituted from time to time.

      1.5   "Business Day" means a business day in Montreal and Toronto.

      1.6 "Code" means the Internal Revenue Code of 1986, as such has been as such may be amended from time to time and any regulations promulgated thereunder and interpretations thereof as such may affect this Plan.

      1.7 "Corporation" means St. Laurent Paperboard Corp. and any reference herein to an act to be made by the Corporation means an act to be made by or under the authority of its Board of Directors.

      1.8 "Corporation Contribution" has the meaning ascribed to it as per paragraph 5.

      1.9 "Effective Date" means the effective date of the Plan, being July 1, 1995.

      1.10 "Employee" means any person who is a United States resident and is employed on a regular full-time or part-time basis by the Corporation or any Subsidiary or Affiliate upon the first day of any given Enrollment Period; the definition of Employee refers to both unionized and non-unionized employees.


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      1.11  "Enrollment  Period" means the period  between June 1 and June 15 or the period between December 1 and December 15 of any Plan Year except for the initial enrollment period which commences on July 1, 1995 and ends on July 15, 1995.

      1.12 "Market Price" means on any Purchase Date the weighted average of the trading price of a board lot of 100 Shares on the Toronto Stock Exchange for the five (5) trading day period ending on the last Business Day before the Purchase Date.

      1.13 "Member" means an Employee who has been elected to participate in the Plan and his legal representatives or heirs.

      1.14 "Non-Disposition Period" has the meaning ascribed to it as per paragraph 9.1.

      1.15  "Payday" means a Member's payday.

      1.16 "Plan" means the Employee Stock Purchase Plan of St. Laurent Paperboard Corp. created hereby.

      1.17 "Plan Year" means any calendar year during which the Plan is in force, except for the first Plan Year which runs from July 1, 1995 to December 31, 1995.

      1.18 "Purchase Date" means the last Business Day of each month in the case of Shares purchased with a Regular Member Subscription as per paragraph 4.1 and the first Business Day of July of each year in the case of Shares purchased with a Corporation Contribution as per paragraph 5.2.

      1.19 "Regular Member Subscription" has the meaning ascribed to it as per paragraph 4.1.

      1.20  "Retirement"  in  respect  of  a  particular  Employee,   means  his
            retirement from the Corporation at the applicable early, normal or deferred retirement age.

      1.21  "Shares"  means  the  Common  Shares  of the  capital  stock  of St.
            Laurent.

      1.22  "St.  Laurent"  means  St.  Laurent   Paperboard  Inc.,  a  Canadian
            corporation, and the parent company of the Corporation.

      1.23 "Subscription Form" means the Share subscription form annexed hereto as Schedule A.


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      1.24  "Subscription Period" means the period between January 1 and June 30 or the period between July 1 and December 31 of any Plan Year except for the initial subscription period which commences July 15, 1995 and ends on December 31, 1995.

      1.25  "Subsidiary"   means  any  subsidiary  of  the  Corporation  or  any
            subsidiary of St. Laurent who has employees located in the United States.

      1.26 "Trustee" means the financial institution as may from time to time be appointed by St. Laurent to act as trustee under the Plan.


2.    PURPOSE

      The purpose of the Plan is to provide an opportunity for Employees to participate in the ownership of St. Laurent, the parent corporation, through the purchase of Shares.


3.    PARTICIPATION

      3.1 Any Employee employed in the United States by the Corporation, a Subsidiary or an Affiliate is eligible to participate in the Plan. An Employee may elect to participate in the Plan by completing and delivering a Subscription Form during any given Enrollment Period. Such request shall, for all legal purposes, be deemed to be a request for participation in the Plan. The Corporation reserves the right, at any time and at its sole discretion, to determine and/or cancel the eligibility of any group of employees.

            The Plan does not directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any Shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Corporation or a Subsidiary, and it shall not be deemed to interfere in any way with the Corporation's or any Subsidiary's right to terminate, or otherwise modify, an Employee's employment at any time.

      3.2 For purposes of Section 3.1, an Employee's service with St. Laurent, any Subsidiary or any Affiliate thereof shall be deemed service with the Corporation. An Employee who transfers employment to St. Laurent or any other non-United States Subsidiary or Affiliate shall cease participation in the Plan. An Employee who transfers employment from St. Laurent or any other non-United States Subsidiary or Affiliate to the Corporation or any United States Subsidiary or Affiliate and who has met the service requirements of Section 3.1 may elect to participate in the Plan by completing and delivering a Subscription Form as soon as practicable after such employment. Such Subscription Form shall be effective as soon as practicable after receipt.

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4.    MEMBER SUBSCRIPTION

      4.1 A Member may make a Regular Member Subscription for Shares for an amount, in multiples of 1% of his Base Salary, equal to a minimum of 1% and a maximum of 6% of his Base Salary, by filling out and delivering to the Corporation, a Subscription Form during any Enrollment
            Period.

      4.2 A Member shall not be entitled to change his Regular Member Subscription percentage, that is the percentage of his Base Salary indicated on the Subscription Form during a Subscription Period; he may only do so upon a subsequent Enrollment Period, subject to paragraph 7.4.


5.    CORPORATION CONTRIBUTION

      5.1 Provided that by June 30 of a Plan Year a Member did not dispose of any Shares purchased with his own Regular Member Subscription during the previous Plan Year, the Corporation or a Subsidiary, if applicable, shall, on behalf of said Member, pay to the Trustee on July 1 of such Plan Year an amount in cash, as per paragraph 5.2.

      5.2 Each July 1, the Corporation or a Subsidiary, if applicable, shall, for purposes of purchasing Shares on behalf of a Member, pay to the Trustee an amount in cash equal to 20% of the Regular Member Subscription for Shares made in the previous Plan Year but only with respect to the Regular Member Subscription on the first 4% of his Base Salary.

      5.3 A Corporation Contribution made in accordance with paragraph 5.2 is vested to the Member immediately upon payment.


6.    MAXIMUM NUMBER OF SHARES

      A maximum of 500,000 Shares, less the number of Shares issued under the Employee Share Purchase Plan of St. Laurent Paperboard Inc. (the "Canadian Plan"), are reserved for issuance pursuant to the Plan. In the event that the number of Shares reserved is insufficient to satisfy the total number of Shares subscribed for by members and purchased with Corporation Contributions under both the Plan and the Canadian Plan, Member Subscriptions shall be prorated in order to allow partial acceptance of all subscriptions under both the Plan and the Canadian Plan.

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7.    PAYMENT OF SHARES

      7.1 Shares subscribed by Members with Regular Member Subscriptions as per paragraph 4.1, shall be purchased through regular salary deductions.

      7.2 The Corporation and/or a Subsidiary shall make salary deductions, as requested on the Member's Subscription Form, effective on the first Payday of the month of January and of the month of July. Such deductions shall continue to be effected each Payday thereafter, subject to paragraphs 4.2 and 7.4 hereof, and provided the Plan is still in force and the Member's participation in the Plan has not terminated.

      7.3 On the last Business Day of each month, the Corporation and/or a Subsidiary shall remit all Members' salary deductions to the Trustee along with a list of Members and the amount of deductions effected during the month from each Member for purposes of subscription for Shares in accordance with this Plan.

      7.4 A Member may discontinue the authorization to the Corporation and/or Subsidiary to effect salary deductions in accordance with the Plan, at any time by written notice to that effect; such Member shall not be entitled to resume participation in the Plan until the second next Subscription Period. Deductions already made during the course of the month, where such notice is given by the Member, shall be used to purchase Shares in accordance with this Plan.


8.    PURCHASE OF SHARES

      8.1 On the last Business Day of each month, upon receiving the Members' salary deductions in accordance with paragraph 7.3, the Trustee shall purchase from the Treasury of St. Laurent for and on behalf of each Member a number of Shares equal to the quotient (to the nearest third decimal) obtained by dividing the Available Subscription by the product of the U.S. dollar equivalent, as determined by St. Laurent, of the Market Price times 0.90 (to the nearest third decimal) and enter into the registers in accordance with paragraph 16 hereof, the number of Shares thus purchased for and on behalf of each Member.

      8.2 On each July 1, upon receiving the Corporation Contribution in accordance with paragraph 5.2, the Trustee shall use all such Corporation Contribution to purchase from the Treasury of the Corporation for and on behalf of each Member who, by June 30 of the same Plan Year, did not dispose of any Shares or of any portion of Shares purchased with his own Regular Member Subscription in the previous Plan Year a number of Shares equal to the quotient (to the nearest third decimal) obtained by dividing the Corporation Contribution made on behalf of said Member by 100% of the U.S. dollar equivalent, as determined by St. Laurent, of the Market Price (to the nearest third decimal) and enter into the registers in accordance with paragraph 16 hereof, the number of Shares thus purchased for and on behalf of each Member.

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9.    ESCROW

      9.1 Except in the case of death, Retirement or termination of employment of a Member, all Shares purchased by the Trustee under the Plan for and on behalf of a Member (with a Member Subscription or Corporation Contribution) will be registered in the name of and held by the Trustee for and on behalf of the Member for a minimum period of six months following the respective dates of purchase of such Shares by the Trustee (the "Non-Disposition Period").

      9.2 All rights related to the Shares held by the Trustee in the name of the Member, including voting rights, if any, shall be exercised by the Member through the Trustee and all dividends payable to holders of such Shares shall be paid in the manner provided for at paragraph 14 hereof. The Trustee shall cause to be executed and delivered suitable proxies and voting powers to permit Members to vote.

      9.3 At the expiration of the Non-Disposition Period, Shares purchased for and on behalf of a Member shall continue to be registered in the name of and held by the Trustee for and on behalf of a Member unless a Member has requested the Trustee to sell or withdraw his Shares from the Plan in accordance with the provisions of this Plan.


10.   TERMINATION AND SUSPENSION OF MEMBERSHIP

      10.1 In the event of death, Retirement or termination of employment of a Member for any cause whatsoever, or in the event a Member ceases to be a United States resident, participation in the Plan will automatically terminate.

      10.2 In the event that a Member, while remaining an Employee, is no longer being paid by the Corporation, a Subsidiary or an Affiliate due to an authorized leave of absence such as, but not limited to: parental leave, temporary layoff or long-term (more than 6 months) disability, participation in the Plan will be suspended until salary payments to such Member are resumed.

      10.3 Any act by a Member, the purpose of which is to sell any or all of the Shares purchased under this Plan before the expiration of the Non-Disposition Period, shall cause participation in the Plan to be automatically terminated.

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11.   IN CASE OF TERMINATION

      In any event described in paragraphs 10.1 and 10.3 hereof, or in any case where a Member has not subscribed to Shares under the Plan for a period of two (2) years, the Trustee shall remit to the Member or to the estate of the deceased Member a share certificate registered in the Member's name and representing the number of whole Shares held by the Trustee for and on behalf of the Member together with a cash payment for any fraction of a Share.


12.   WITHDRAWAL AND SALE OF SHARES

      After the expiration of the Non-Disposition Period, a Member may, by sending a written notice to the Trustee to this effect, withdraw any or all of the Shares he owns. The Member may also request the Trustee to sell any or all of his Shares on the Montreal Exchange or the Toronto Stock Exchange or any other exchange where the Shares are listed instead of withdrawing his Shares and the Trustee shall then deliver to the Employee the proceeds of disposition, subject to paragraph 13 hereof. Any Shares or fractions of Shares subscribed with a Regular Member Subscription withdrawn or sold after the expiration of the Non-Disposition Period but before June 30 of the next Plan Year result in no Corporation Contribution in accordance with paragraphs 5.1 and 5.2.


13.   BROKERAGE FEES

      The Member shall assume all brokerage fees related to the sale of Shares by the Trustee for his account in accordance with the terms hereof; all proceeds from the sale shall firstly be used to pay all costs related to the sale, including brokerage fees, and any balance shall be remitted to the Member.


14.   DIVIDENDS

      In the event that St. Laurent pays a dividend to shareholders, the dividend related to Shares held by the Trustee shall be paid directly to the Trustee who will allocate the appropriate amount to each Member and pay such amount in cash; where such payment would be impractical by reason of the minimal amount involved, it shall be withheld and paid to the Member at a later date.



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15.   AMENDMENT, MODIFICATION, SUSPENSION OR
      TERMINATION OF THE PLAN

      The Corporation may, in its sole discretion, amend, modify, suspend or terminate the Plan or participation therein, in whole or in part, or in regard to any of all Members, at any time, provided such action has no retroactive effect that would prejudice the interest of Members. All Members will be sent written notice of any such amendment, modification, suspension or termination. If the Plan or participation therein is terminated in whole or in part by the Corporation, the Trustee will remit to each Member share certificates registered in their names representing the whole Shares standing to the credit of such Members together with a cash payment for any fraction of a Share.


16.   REGISTERS AND STATEMENTS

      The Trustee maintains registers indicating the number of Shares assigned to each Member's account and the payments made by the Member and by the Corporation and/or Subsidiary on behalf of the Member. The Trustee shall deliver to each Member quarterly transaction confirmations indicating the number of Shares purchased for his account with a Member Subscription or a Corporation Contribution and the price paid for such Shares and at least one yearly statement indicating the total number of Shares purchased during the Plan Year and held by the Trustee in the name of such Member, as well as any other information deemed relevant by the Corporation.


17.   TRUSTEE

      17.1 St. Laurent may, at any time and from time to time, terminate the obligations of the Trustee pursuant hereto and, in its stead and place, appoint another Trustee.

      17.2 The Trustee shall not be held liable for any act or omission in the performance on its duties pursuant to the provisions of the Plan or for any or omission of any person to whom it shall have delegated such obligation, except for any act or omission resulting from its own willful misconduct, fault or negligence.


18.   NON-TRANSFERABILITY OF MEMBER'S RIGHTS

      Except as mentioned herein, a Member's rights pursuant to the provisions of the Plan are non-transferable and non-assignable, in whole or in part, directly or indirectly, or by operation of law. No transfer or assignment shall take place except pursuant to the provisions hereof.
19.

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INTERPRETATION

      19.1 The Corporation shall have the sole power and discretion to interpret the provisions of the Plan, to resolve any dispute arising thereunder and to make regulations and formulate administrative provisions for carrying them out and to make such changes in the Plan and in the regulations and administrative provisions as, from time to time, the Corporation deems proper and in its best interest, and the Trustee shall observe same. All decisions and interpretations of the Corporation respecting the Plan and all rules and regulations made from time to time pursuant hereto, shall be binding and conclusive on the Corporation and on all Members and their respective legal representatives and on all Employees eligible under the Plan to participate herein.

      19.2 The Corporation may delegate to any person, group of persons or corporations, such administrative duties and powers as it may see fit.

      19.3 Participation of an Employee in the Plan is strictly voluntary and not obligatory; it cannot be interpreted as being a condition of employment or conferring any rights or privileges other than those expressly provided for herein. More particularly, such participation to the Plan shall not constitute any commitment whatsoever on the part of the Corporation to continue the employment of any Member and shall, in no circumstance, have the effect of limiting the full exercise by the Corporation of its management rights.

      19.4 The Corporation offers no guarantee against loss that a Member may suffer as a consequence of a drop in the value of Shares or of market fluctuations for any cause whatsoever.

      19.5 The Corporation does not assume any responsibility for the income or other tax consequences for the Members and Members are advised to consult their own tax advisors with respect to such matters.


20.   EXPENSES

      The Corporation shall pay all expenses related to the administration of this Plan except brokerage fees upon disposal of Shares.


21.   SUBDIVISION, CONSOLIDATION, CONVERSION
      AND RECLASSIFICATION

      In the event that the Shares of St. Laurent are subdivided, consolidated, converted or reclassified, or that any other action of a similar nature affecting such Shares shall be taken, then the Shares held by the Trustee for the benefit of the Members shall be appropriately adjusted, and the maximum number of Shares reserved for issuance under the Plan shall be adjusted in the same manner.


22.   APPLICABLE LEGISLATION

      The provisions of the Plan, any amendment to it and the administration thereof shall be interpreted in accordance with the laws of the United States of America and the Commonwealth of Pennsylvania applicable thereto.


23.   APPROVAL OF PLAN

      The establishment of this Plan has been duly authorized by the Board of Directors on the 5th day of June, 1995. It is subject to all necessary approvals by regulatory authorities.



ST. LAURENT PAPERBOARD CORP.



By:                                                   June 29th, 1995
      ------------------------------------
            Marion Allaire, Secretary


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                                  SCHEDULE "A"
                                SUBSCRIPTION FORM
                          ST. LAURENT PAPERBOARD CORP.
                          EMPLOYEE SHARE PURCHASE PLAN

1. I acknowledge that I have received the plan text of the Employee Share Purchase Plan (the "Plan") of St. Laurent Paperboard Corp. (the "Corporation") and I hereby apply, pursuant to paragraph 3 of the Plan, to become a Member.

2. I recognize that if my application to participate to the Plan is accepted by the Corporation:

(a) The Corporation shall deduct from my Base Salary, as defined in the Plan, each Payday, an amount equal to the percentage (%) of Base Salary indicated below, and that such amount shall be used to purchase Shares of St. Laurent Paperboard Inc. in accordance with the rules of the Plan; and
(b) The Shares purchased for my account with my subscription will be held by the Trustee and be subjected to a Non-Disposition Period of six (6) months.

1. I hereby request that my contribution to the Plan be equal to the following percentage (%) of my Base Salary:

      1%                                  4%
            ------                              ------
      2%                                  5%
            ------                              ------
      3%                                  6%
            ------                              ------

2.    I agree to be governed by all the rules and regulations of the Plan.


DATED AT                       this              day of


Signature of the Employee


Name:                                     Social Security Number:



Address:                                  Employee Number: